CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated January 6, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-77767) of General Municipal Money Market Fund, Inc.




                                      ERNST & YOUNG LLP

New York, New York
November 21, 1997